====================================================================


                        ILLINOIS POWER COMPANY


                                  TO


                    HARRIS TRUST AND SAVINGS BANK,

                              as Trustee



                            _______________



                        Supplemental Indenture

                       DATED AS OF APRIL 1, 1997


                                  TO


                       Mortgage and Deed of Trust

                        DATED NOVEMBER 1, 1943


====================================================================
SUPPLEMENTAL INDENTURE dated as of April 1, 1997 (the "Supplemental Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated November 1, 1943, hereinafter mentioned, party of the second part;

     WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust dated November 1, 1943 ("Original Indenture"), to the Trustee, for the security of the First Mortgage
Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

     WHEREAS, pursuant to the terms and provisions of the Original Indenture there were created and authorized by Supplemental Indentures thereto bearing the following dates, respectively, the First Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

      Date of         Identification of Series                  Called
   Supplemental       ------------------------                  ------
     Indenture
   ------------
November 1, 1943     4% Series due 1973                  Bonds of the 1973
                          (redeemed)                     Series
March 1, 1946        2-7/8% Series due 1976              Bonds of the 1976
                          (paid at maturity)             Series
February 1, 1948     3-1/2% Series due 1978              Bonds of the 1978
                          (paid at maturity)             Series
July 1, 1949         2-7/8% Series due 1979              Bonds of the 1979
                          (paid at maturity)             Series

April 1, 1950        2-3/4% Series due 1980              Bonds of the 1980
                          (paid at maturity)             Series
March 1, 1952        3-1/2% Series due 1982              Bonds of the 1982
                          (paid at maturity)             Series
November 1, 1953     3-1/2% Series due 1983              Bonds of the 1983
                           (paid at maturity)            Series
July 1, 1956         3-3/4% Series due 1986              Bonds of the 1986
                          (paid at maturity)             Series
May 1, 1958          4% Series due 1988                  Bonds of the 1988
                          (redeemed)                     Series
January 1, 1963      4-1/4% Series due 1993              Bonds of the 1993
                          (paid at maturity)             Series
October 1, 1966      5.85% Series due 1996               Bonds of the 1996
                          (paid at maturity)             Series
January 1, 1968      6-3/8% Series due 1998              Bonds of the First
                          (redeemed)                     1998 Series
October 1, 1968      6-3/4% Series due October           Bonds of the
                     1, 1998 (redeemed)                  Second 1998 Series
October 1, 1969      8.35% Series due 1999               Bonds of the First
                          (redeemed)                     1999 Series
November 1, 1970     9% Series due 2000                  Bonds of the 2000
                          (redeemed)                     Series
October 1, 1971      7.60% Series due 2001               Bonds of the 2001
                          (redeemed)                     Series
June 1, 1973         7-5/8% Series due 2003              Bonds of the First
                          (redeemed)                     2003 Series
May 1, 1974          Pollution Control Series A          Bonds of the
                                                         Pollution Control
                                                         Series A
September 1, 1974    10-1/2% Series due 2004             Bonds of the First
                          (redeemed)                     2004 Series
July 1, 1976         8-3/4% Series due 2006              Bonds of the 2006
                          (redeemed)                     Series
May 1, 1977          Pollution Control Series B          Bonds of Pollution
                                                         Control Series B
November 1, 1977     8-1/4% Series due 2007              Bonds of the 2007
                           (redeemed)                    Series
August 1, 1978       8-7/8% Series due 2008              Bonds of the 2008
                          (redeemed)                     Series
July 1, 1979         9-7/8% Series due July 1,           Bonds of the
                     2004                                Second 2004 Series
                          (redeemed)
July 31, 1980        11-38% Series due 1987              Bonds of the 1987
                          (redeemed)                     Series
August 1, 1980       12-5/8% Series due 2010             Bonds of the 2010
                          (redeemed)                     Series
July 1, 1982         14-1/2% Series due 1990             Bonds of the 1990
                          (redeemed)                     Series
November 1, 1982     12% Series due 2012                 Bonds of the 2012
                          (redeemed)                     Series
December 15, 1983    Pollution Control Series C          Bonds of the
                          (redeemed)                     Pollution Control
                                                         Series C
May 15, 1984         Pollution Control Series D          Bonds of the
                          (redeemed)                     Pollution Control
                                                         Series D
March 1, 1985        Pollution Control Series E          Bonds of the
                          (redeemed)                     Pollution Control
                                                         Series E
February 1, 1986     10-1/2% Series due 2016             Bonds of the First
                          (redeemed)                     2016 Series
July 1, 1986         9-7/8% Series due 2016              Bonds of the
                          (redeemed)                     Second 2016 Series
September 1, 1986    9-3/8% Series due 2016              Bonds of the Third
                          (redeemed)                     2016 Series
February 1, 1987     Pollution Control Series F          Bonds of the
                                                         Pollution Control
                                                         Series F
February 1, 1987     Pollution Control Series G          Bonds of the
                                                         Pollution Control
                                                         Series G
February 1, 1987     Pollution Control Series H          Bonds of the
                                                         Pollution Control
                                                         Series H
July 1, 1987         Pollution Control Series I          Bonds of the
                                                         Pollution Control
                                                         Series I
July 1, 1988         10% Series due 1998                 Bonds of the Third
                          (redeemed)                     1998 Series
July 1, 1991         Pollution Control Series J          Bonds of the
                                                         Pollution Control
                                                         Series J
June 1, 1992         Pollution Control Series K          Bonds of the
                                                         Pollution Control
                                                         Series K
June 1, 1992         Pollution Control Series L          Bonds of the
                                                         Pollution Control
                                                         Series L
July 1, 1992         7.95% Series due 2004               Bonds of the Third
                                                         2004 Series
July 1, 1992         8-3/4% Series due 2021              Bonds of the 2021
                                                         Series
September 1, 1992    6-1/2% Series due 1999              Bonds of the 1999
                                                         Series
February 15, 1993    8% Series due 2023                  Bonds of the 2023
                                                         Series
March 15, 1993       6-1/8% Series due 2000              Bonds of the 2000
                                                         Series
March 15, 1993       6-3/4% Series due 2005              Bonds of the 2005
                                                         Series
July 15, 1993        7-1/2% Series due 2025              Bonds of the 2025
                                                         Series
August 1, 1993       6-1/2% Series due 2003              Bonds of the
                                                         Second 2003 Series
October 15, 1993     5-5/8% Series due 2000              Bonds of the
                                                         Second 2000 Series
November 1, 1993     Pollution Control Series M          Bonds of the
                                                         Pollution Control
                                                         Series M
November 1, 1993     Pollution Control Series N          Bonds of the
                                                         Pollution Control
                                                         Series N
November 1, 1993     Pollution Control Series O          Bonds of the
                                                         Pollution Control
                                                         Series O

and

     WHEREAS, the Company desires to create three new series of Bonds to be issued under the Original Indenture, to be known as Pollution Control Series P Bonds (the "Pollution Control Series P Bonds"), Pollution Control Series Q Bonds (the "Pollution Control Series Q Bonds") and Pollution Control Series R Bonds (the "Pollution Control Series R Bonds") and to issue additional Bonds under the Original Indenture; and

     WHEREAS, the Pollution Control Series P Bonds, Pollution Control Series Q Bonds and Pollution Control Series R Bonds are to be issued to Harris Trust and Savings Bank, as trustee (the "New Mortgage Trustee") under the Company's General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "New Mortgage") and are to be owned and held by the New Mortgage Trustee as "Pledged Bonds" (as defined in the New Mortgage) in accordance with the terms of the New Mortgage; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Original Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, for the benefit of the New Trustee and any successor holder of the Bonds as follows:

                              ARTICLE I.

           DESCRIPTION OF POLLUTION CONTROL SERIES P BONDS.

     SECTION 1. The Company hereby creates a new series of Bonds to be known as "Pollution Control Series P Bonds." The Pollution Control Series P Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as supplemented and modified. The Pollution Control Series P Bonds will be issued only to the New Mortgage Trustee as security for a series of bonds being issued under the Company's New Mortgage and an indenture supplemental to the New Mortgage dated as of April 1, 1997 ("New Mortgage Pollution Control Series P Bonds") and in the same principal amount as the New Mortgage Pollution Control Series P Bonds.

     Pollution Control Series P Bonds shall be dated as provided in
Section 6 of Article II of the Original Indenture. All Pollution Control Series P Bonds shall mature at the same time as the New Mortgage Pollution Control Series P Bonds, and shall not bear interest. Any payment by the Company of principal of any Pollution Control Series P Bonds shall be applied by the New Mortgage Trustee to the payment of any principal in respect of the New Mortgage Pollution Control Series P Bonds due in accordance with the terms of the New Mortgage.

     SECTION 2. The Pollution Control Series P Bonds and the Trustee's Certificate shall be substantially in the following forms respectively:

                        [FORM OF FACE OF BOND]

                        ILLINOIS POWER COMPANY
        (Incorporated under the laws of the State of Illinois)

                    POLLUTION CONTROL SERIES P BOND

No. __________                                             $80,500,000

     ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Harris Trust and Savings Bank as trustee (the "New Mortgage Trustee") under the Company's General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "New Mortgage") or its respective registered assigns, the principal sum of $80,500,000 on the date that the bonds issued by the Company pursuant to Article I of the indenture supplemental to the New Mortgage dated as of April 1, 1997 ("New Mortgage Pollution Control Series P Bonds") mature, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts. This Bond shall not bear interest. The principal of this Bond is payable at the agency of the Company in the City of Chicago, Illinois.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

     The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Illinois Power Company has caused this Bond to be signed (manually or by facsimile signature) in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by its Secretary or an Assistant Secretary.

Dated ______________, 1997         ILLINOIS POWER COMPANY,



                                   By ______________________________
                                             Vice President
ATTEST:



________________________________
     Assistant Secretary


                    [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds of the series designated therein, described in the within-mentioned Indenture and Supplemental Indenture dated as of April 1, 1997.


                                  HARRIS TRUST AND SAVINGS BANK,
                                        Trustee,

                                   By ______________________________
                                        Authorized Officer


                       [FORM OF REVERSE OF BOND)

     This Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the Mortgage and Deed of Trust (the "Indenture"), dated November 1, 1943, executed by the Company to Harris Trust and Savings Bank (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto, including the Supplemental Indenture dated February 15, 1993, which amended Section 1 of Article IX of the Indenture, reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "Pollution Control Series P Bonds" (the "Pollution Control Series P Bonds") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the supplemental indenture dated as of April 1, 1997 (the "Supplemental Indenture of April 1, 1997"), between the Company and the Trustee, supplemental to the Indenture.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of the holders of not less than 66-2/3% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of the holders of not less than 66-2/3% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium, if any, on this Bond.

     This Pollution Control Series P Bond is subject to redemption in accordance with the terms of Section 5 of Article I in the Supplemental Indenture of April 1, 1997.

     This Pollution Control Series P Bond shall not bear interest.

     In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the holders of a majority in principal amount of the Bonds outstanding.

     No recourse shall be had for the payment of the principal of, or premium or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute, rule of law, or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture or any indenture supplemental thereto contained shall prevent the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

     Notwithstanding any provision in the Indenture, the Supplemental Indenture of April 1, 1997 or this Pollution Control Series P Bond to the contrary, any payment by the Company under the New Mortgage of principal of Bonds which shall have been authenticated and delivered under the New Mortgage (the "New Mortgage Pollution Control Series P Bonds") upon the basis of the issuance and delivery to the New Mortgage Trustee of the Pollution Control Series P Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company to make a payment of principal in respect of this Pollution Control Series P Bond which is then due.

     This Pollution Control Series P Bond constitutes a "Pledged Bond" (as defined in the New Mortgage) and is subject to all of the rights and restrictions applicable to Pledged Bonds as set forth in the New Mortgage. Without limiting the generality of the foregoing, this Pollution Control Series P Bond shall be subject to surrender by the New Mortgage Trustee in accordance with the provisions of Section 7.03 of the New Mortgage. To the extent that any provisions in the Indenture, the Supplemental Indenture of April 1, 1997 or this Pollution Control Series P Bond are inconsistent with the provisions relating to Pledged Bonds that are set forth in the New Mortgage, the provisions of the New Mortgage shall apply.

     SECTION 3. Notwithstanding any provision in the Original Indenture, this Supplemental Indenture dated April 1, 1997 or the Pollution Control Series P Bonds to the contrary, any payment by the Company under the New Mortgage of principal of the New Mortgage Pollution Control Series P Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company to make any payment of principal in respect of the Pollution Control Series P Bonds which is then due.

     SECTION 4. The Pollution Control Series P Bonds constitute "Pledged Bonds" (as defined in the New Mortgage) and are subject to all of the rights and restrictions applicable to Pledged Bonds as set forth in the New Mortgage. Without limiting the generality of the foregoing, the Pollution Control Series P Bonds shall be subject to surrender by the New Mortgage Trustee in accordance with the provisions of Section 7.03 of the New Mortgage. To the extent that any provisions in the Original Indenture, this Supplemental Indenture or the Pollution Control Series P Bonds are inconsistent with the provisions relating to Pledged Bonds that are set forth in the New Mortgage, the provisions of the New Mortgage shall apply.

     SECTION 5. The Pollution Control Series P Bonds shall be redeemed on the same terms, on the same date and in the same manner as the New Mortgage Pollution Control Series P Bonds shall be redeemed under the terms of the indenture supplemental to the New Mortgage dated as of April 1, 1997.

                              ARTICLE II.

           DESCRIPTION OF POLLUTION CONTROL SERIES Q BONDS.

     All of the words of Article I of this Supplemental Indenture are by this reference incorporated in this Article II except:

     (a) The words "Pollution Control Series P Bond" and "Pollution Control Series P Bonds" are changed wherever they appear to "Pollution Control Series Q Bond" and "Pollution Control Series Q Bonds," respectively;

     (b) The words "New Mortgage Pollution Control Series P Bond" and "New Mortgage Pollution Control Series P Bonds" are changed wherever they appear to "New Mortgage Pollution Control Series Q Bond" and "New Mortgage Pollution Control Series Q Bonds," respectively;

     (c) The words "Article I" are changed wherever they appear to "Article II"; and

     (d) The amount of $80,500,000 is changed wherever it appears to $51,750,000.


                             ARTICLE III.

           DESCRIPTION OF POLLUTION CONTROL SERIES R BONDS.

     All of the words of Article I of this Supplemental Indenture are by this reference incorporated in this Article III except:

     (a) The words "Pollution Control Series P Bond" and "Pollution Control Series P Bonds" are changed wherever they appear to "Pollution Control Series R Bond" and "Pollution Control Series R Bonds," respectively;

     (b) The words "New Mortgage Pollution Control Series P Bond" and "New Mortgage Pollution Control Series P Bonds" are changed wherever they appear to "New Mortgage Pollution Control Series R Bond" and "New Mortgage Pollution Control Series R Bonds," respectively;

     (c) The words "Article I" are changed wherever they appear to "Article III"; and

     (d) The amount of $80,500,000 is changed wherever it appears to $40,250,000.

                              ARTICLE IV.

              ISSUE OF POLLUTION CONTROL SERIES P BONDS.
                   POLLUTION CONTROL SERIES Q BONDS
                 AND POLLUTION CONTROL SERIES R BONDS.

     SECTION 1. The Company hereby exercises the right to obtain the authen-tication of $172,500,000 principal amount of additional Bonds pursuant to the terms of Section 6 of Article III of the Original Indenture in substitution for refundable Bonds. Of such Bonds, $80,500,000 shall be Pollution Control Series P Bonds, $51,750,000 shall be Pollution Control Series Q Bonds and $40,250,000 shall be Pollution Control Series R Bonds.

     SECTION 2.  Such Pollution Control Series P Bonds, Pollution
Control Series Q Bonds and Pollution Control Series R Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

     SECTION 3. Notwithstanding any provision in the Original Indenture to the contrary, execution of the Pollution Control Series P Bonds, Pollution Control Series Q Bonds and Pollution Control Series R Bonds on behalf of the Company, and the attesting of the corporate seal of the Company affixed to the Pollution Control Series P Bonds, Pollution Control Series Q Bonds and Pollution Control Series R Bonds, by the officers of the Company authorized to do such acts by Section 12 of Article II of the Original Indenture may be validly done either by the manual or the facsimile signatures of such authorized officers of the Company.

                              ARTICLE V.

                             THE TRUSTEE.

     The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                              ARTICLE VI.

                       MISCELLANEOUS PROVISIONS.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

 IN WITNESS WHEREOF, Illinois Power Company has caused this Supplemental Indenture to be executed on its behalf by its Chairman and President, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of April, 1997.

                                   ILLINOIS POWER COMPANY


                                   By   /s/ Larry F. Altenbaumer
                                      ------------------------------
                                        Larry F. Altenbaumer
                                        Senior Vice President and
                                        Chief Financial Officer

(CORPORATE SEAL)

ATTEST:


/s/ Leah Manning Stetzner
--------------------------------
Leah Manning Stetzner
Vice President, General Counsel
and Corporate Secretary

                                        HARRIS TRUST AND SAVINGS BANK,
                                        Trustee


                                   By   /s/ J. Bartolini
                                      ------------------------------
                                        J. Bartolini
                                        Vice President

(CORPORATE SEAL)

ATTEST:


/s/ D. G. Donovan
--------------------------------
D. G. Donovan
Assistant Secretary